Exhibit 10.116
THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.
EOS PETRO, INC.
AMENDED AND RESTATED
UNSECURED PROMISSORY NOTE
Original Principal Amount:  $200,000.00
Remaining Principal Amount: $100,000.00
Accrued Interest: $15,350
Exit Fee: $30,000
Originally Issued:  October 9, 2014
Amendment and Restatement On:  March 25, 2016
This unsecured promissory note (the "Note") amends, and restates in its entirety an unsecured promissory note originally issued by EOS PETRO, INC., a Nevada corporation (the "Company") to Ridelinks, Inc., a California corporation ("Holder") on October 9, 2014 (the "Original Note"), with an original principal amount of Two Hundred Thousand Dollars ($100,000.00) (the "Original Principal Amount"). Company and Holder may each be referred to herein as a "Party" and collectively as "Parties." As of the date of this Note, the Parties acknowledge and agree that Company has paid to Holder $100,000 of the Original Principal Amount, and the Company owes to Holder the remaining principal sum of One Hundred Thousand Dollars ($100,000.00) (the "Remaining Principal Amount").  In addition, the Parties acknowledge and agree that as of the date of this Note, there is $15,350 of accrued but unpaid interest due on the Original Note (the "Accrued Interest") and an exit fee of $30,000 (the "Exit Fee") is due upon payment of the Original Note on the Maturity Date (defined below). The Parties acknowledge and agree that as of the date of this Note, the Accrued Interest and Exit Fee are still due and payable to Holder on the Maturity Date.  All references to Dollars herein are to lawful currency of the United States of America.
FOR VALUE RECEIVED, Company hereby promises to pay to the order of Holder, or its registered assigns, the Remaining Principal Amount, the Accrued Interest and the Exit Fee. All of the Remaining Principal Amount of this Note, the Accrued Interest and the Exit Fee shall be due and payable on April 30, 2016 (the "Maturity Date"), and such payment of an aggregate total of $145,350 shall serve as full payment and satisfaction of the Note. In addition, Company promises to issue to Holder 40,000 restricted shares of its common stock (the "Stock Consideration") by April 6, 2016.  The certificates issued in connection with the Stock Consideration shall bear a restrictive legend as set forth at the top of this Note.  This Note, the Accrued Interest and the Exit Fee may be prepaid at any time in whole or in part without penalty.  The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

In any action at law or in equity to enforce or construe any provisions or rights under this Note, the unsuccessful Party or Parties to such litigation, as determined by a court pursuant to a final offer, judgment or decree, shall pay to the successful Party or Parties all costs, expenses and reasonable attorneys' fees incurred by such successful Party.

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

Eos-Petro, Inc.
A Nevada corporation

By: /s/ Nikolas Konstant
    Nikolas Konstant
    Its: Chairman

ACKNOWLEDGED AND AGREED TO EFFECTIVE AS OF MARCH 25, 2016 BY:
RIDELINKS, INC.

By: /s/ Rashmi Bansal
Name: Rashmi Bansal
Title: President